EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors

The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-4 of The St. Paul Companies, Inc. of our reports dated January 27, 2003, with respect to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which reports appear or are incorporated by reference in the December 31, 2002 Annual Report on Form 10-K of The St. Paul Companies, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4 (SEC File No. 333-111072) which is incorporated by reference into the above filing herein.

Our reports refer to a change in the Company’s method of accounting for business combinations and goodwill and other intangible assets in 2002 and for derivative instruments and hedging activities in 2001.

We also consent to incorporation by reference in the Registration Statement on Form S-4 of The St. Paul Companies, Inc. of our reports dated January 29, 2004, with respect to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003, and related schedules I through V, which reports appear in the December 31, 2003 annual report on Form 10-K of The St. Paul Companies, Inc.

Our reports refer to changes in the Company’s methods of accounting for derivative instruments and hedging activities, business combinations, goodwill and other intangible assets, and variable interest entities.

/s/ KPMG LLP

Minneapolis, Minnesota

March 22, 2004